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                                                                     Exhibit 4.1


                            CERTIFICATE OF AMENDMENT

                                       OF

                               UNIFRAX CORPORATION

            --------------------------------------------------------

                        UNDER SECTION 242 OF THE DELAWARE

                             GENERAL CORPORATION LAW


     UNIFRAX CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "CORPORATION") DOES HEREBY CERTIFY:

          1. The name of the corporation is Unifrax Corporation and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was December 17, 1986. Certificates of Amendment of the Certificate of Incorporation were filed with the Secretary of State of the State of Delaware on April 12, 1988; February 29, 1996; and August 7, 1997.

          2. The Certificate of Incorporation of the Corporation shall be amended to create a series of preferred stock (the "SERIES A PREFERRED STOCK") having rights and preferences superior to the rights and preferences of the currently outstanding preferred stock (the "SERIES B PREFERRED STOCK" and together with the Series A Preferred Stock, the "PREFERRED STOCK") and common stock (the "COMMON STOCK"). To effect such amendment, Article FOURTH of the Certificate of Incorporation shall be deleted in its entirety and the following inserted in lieu thereof:

               FOURTH: The total number of shares of capital stock that the Corporation is authorized to issue is 80,000 shares as follows:
               40,000 shares of Common Stock, par value $0.01 per share; 30,000 shares of Series A Preferred Stock, par value $0.01 per share; and 10,000 shares of Series B Preferred Stock, par value $0.01 per share. The relative rights, preferences and limitations of the shares of each class are as follows:


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               (A) SERIES A PREFERRED STOCK.

                    (1) VOTING RIGHTS.

                         (a) Except as otherwise provided by law or otherwise set forth herein, holders of Series A Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at, to receive notice of or to give their consent for, any meeting of the Corporation's stockholders. On any matters on which the holders of the Series A Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

                         (b) If, on January 20 of any year (beginning with January 20, 2001), any dividends on the Series A Preferred Stock in respect of the immediately preceding calendar year shall be in arrears, then during the period (herein called the "SERIES A PREFERRED STOCK VOTING PERIOD") commencing with such time and ending with the time when all such arrears in dividends on the Series A Preferred Stock shall have been paid, at any meeting of the stockholders of the Corporation held for the election of directors during the Series A Preferred Stock Voting Period, the holders of a majority of the outstanding shares of Series A Preferred Stock represented in person or by proxy at said meeting shall be entitled, as a class, to the exclusion of the holders of all other classes or series of stock of the Corporation, to elect one director of the Corporation. During any Series A Preferred Stock Voting Period, the Board of Directors of the Corporation shall be expanded by one director. The remaining directors shall be elected by the other classes or series of stock entitled to vote therefor, at each meeting of stockholders held for the purpose of electing directors.

                         (c) At any time when such voting right shall have vested in the holders of Series A Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of any holder of record of Series A Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Series A Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at


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                    the place for holding annual meetings of stockholders of the
                    Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of Series A Preferred Stock then outstanding may designate in writing a holder of Series A Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this Section (A)(1)(c). Any holder of Series A Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section (A)(1)(c). Notwithstanding the other provisions of this Section (A)(1)(c), however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

                         (d) At any meeting held for the purpose of electing
                    directors at which the holders of Series A Preferred Stock shall have the right to elect directors as provided herein, shares of Series A Preferred Stock shall be required and be sufficient to constitute a quorum of such series for the election of directors by such series. At any such meeting or adjournment thereof (i) the absence of a quorum of the holders of Series A Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of stock of such series and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of Series A Preferred Stock and (ii) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to


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                    adjourn the meeting for the election of directors that the holders of such class are entitled to elect, from time to time without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

                         (e) Any directors who have been elected by holders of
                    Series A Preferred Stock may be removed at any time during a Series A Preferred Stock Voting Period, either with or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of Series A Preferred Stock given at a special meeting of such stockholders called for that purpose, and any vacancy thereby created may be filled during such Series A Preferred Stock Voting Period by the holders of Series A Preferred Stock, present in person or represented by proxy at such meeting. Any director elected by holders of Series A Preferred Stock who dies, resigns, or otherwise ceases to be a director shall be replaced by the affirmative vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock at a special meeting of stockholders called for that purpose.

                         (f) At the end of the Series A Preferred Stock Voting
                    Period, the holders of Series A Preferred Stock shall be automatically divested of all voting power vested in them under Section (A)(1)(b) of this Article FOURTH, but subject always to the subsequent vesting hereunder of voting power in the holders of Series A Preferred Stock in the event of any similar cumulated arrearage in payment for dividends occurring thereafter. The terms of all directors elected pursuant to the provisions of Section (A)(1)(b) of this Article FOURTH shall in all events expire at the end of the Series A Preferred Stock Voting Period and upon such expiration the number of directors constituting the Board of Directors shall, without further action, be reduced by one, subject always to the increase of the number of directors pursuant to Section (A)(1)(b) of this Article FOURTH in case of the future right of the holders of Series A Preferred Stock to elect a director as provided therein.

                    (2) DIVIDENDS.

                         (a) Prior and in preference to the holders of the
                    Series B Preferred Stock and the Common Stock and of any


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                    other junior stock, the holders of shares of Series A
                    Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, after taking into account any permitted revaluation of the assets of the Corporation (i) the payment of a quarterly cumulative dividend (the "SERIES A PREFERRED DIVIDENDS") at an annual rate as follows (such dividend computation to be based on the Series A Preferred Stock Liquidation Preference for each share of the Series A Preferred Stock held by such holder): (A) 7% for the period commencing on the date of issuance of the Series A Preferred Stock and ending on December 31, 2001, (B) 8.5% for the period commencing on January 1, 2002 and ending on December 31, 2002, and (C) 10% for the period commencing January 1, 2003 and continuing until all shares of Series A Preferred Stock are redeemed in accordance with Section (A)(3) of this Article FOURTH. The Series A Preferred Dividends, to the extent so declared by the Board of Directors, shall be payable in cash on March 31, June 30, September 30 and December 31 of each year with respect to the three-month period ending on each such date (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE") commencing on December 31, 2000; PROVIDED, HOWEVER, that the dividend otherwise due on the December 31 Quarterly Dividend Payment Date and any other dividends not declared or paid on any Quarterly Dividend Payment Date in that year may be declared and paid on any day in December of that year or January of the following year up to but no later than January 20th.

                    (b) Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred
                    Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.


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                    (c) Subject to Section (C)(2) of this Article FOURTH,
                    the Corporation shall incur no liability to any holder of the Series A Preferred Stock in connection with the failure of the Corporation to declare or pay any Series A Preferred Dividends.

                    (3) REDEMPTION.

                    (a) The Corporation may at any time redeem shares of Series A Preferred Stock then outstanding by resolution of its Board of Directors by giving notice as provided in Section (A)(3)(b) below, at a price per share equal to the Series A Liquidation Preference plus accrued and unpaid dividends up to the Redemption Date (the "SERIES A REDEMPTION PRICE").

                    (b) The Corporation shall deliver written notice of each redemption of Series A Preferred Stock pursuant to Section (A)(3)(a) to each record holder as soon as reasonably practicable prior to the date on which such redemption is to be made. Such written notice shall be mailed to each holder of record of shares of Series A Preferred Stock to be redeemed in a postage-prepaid envelope addressed to such holders at its post office address as shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof (herein referred to as the "REDEMPTION DATE"), and calling upon such holders to surrender to the Corporation on the Redemption Date at the place designated in such notice its certificate or certificates representing the number of shares specified in such notice of redemption. On or after the Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed shall present and surrender its certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the Series A Redemption Price shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.

                    (c) In case less than all the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.


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                    (d) From and after the Redemption Date (unless default
                    shall be made by the Corporation in payment of the Series A Redemption Price) all dividends on the shares of Series A Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the Series A Redemption Price upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

                    (4) REACQUIRED SHARES. Any shares of Series A Preferred
                        Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired an canceled promptly after the acquisition thereof and may not be reissued.

                    (5) CERTAIN RESTRICTIONS. If, on January 20 of any year
                        (beginning with January 20, 2001), whenever any dividends payable on the Series A Preferred Stock in respect of the immediately preceding calendar year are in arrears, thereafter and until all such accrued and unpaid dividends on shares of Series A Preferred
                        Stock shall have been paid in full, the Corporation shall not:

                         (a) declare or pay dividends on, make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

                         (b) redeem, purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares for any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding
                         up) to the Series A Preferred Stock.


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                    (6) LIQUIDATION, DISSOLUTION OR WINDING UP.

                         (a) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                         up) to the Series A Preferred Stock including, without limitation, the Common Stock and Series B Preferred Stock, unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 (the "SERIES A LIQUIDATION PREFERENCE") for each share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment.

                         (b) For the purpose of Section (A)(6)(a) hereof, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation, nor the merger or consolidation of the Corporation with one or more other corporations, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, lease, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation; PROVIDED, HOWEVER, that the sale, lease, conveyance, exchange or transfer of all or substantially all of the Corporation's assets or the merger or consolidation of the Corporation that results in the holders of Common Stock of the Corporation receiving in exchange for such Common Stock either cash or notes, debentures or other evidences of indebtedness or obligations to pay cash or preferred stock of the surviving entity (whether or not the surviving entity is the Corporation) which ranks on a parity with or senior to the Series A Preferred Stock with respect to liquidation or dividends shall at the election of the holder of Series A Preferred Stock be deemed to be a voluntary liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of Section (A)(6)(a). In the cases of merger of consolidation of the Corporation where holders of Common Stock receive, in exchange for such Common Stock, common stock or preferred stock which is junior to the Series A Preferred Stock with respect to liquidation or dividends in the surviving entity (whether or not the surviving


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                    entity is the Corporation) or preferred stock of another
                    entity, the Series A Preferred stock shall be deemed to be preferred stock of such surviving entity or other entity, as the case may be, with the same annual dividend rate and equivalent rights to the rights set forth herein and the merger or consolidation agreement shall expressly so provide.

                    (7) ADJUSTMENT TO SERIES A LIQUIDATION PREFERENCE. If (a) the Corporation actually pays any amount pursuant to one or more guaranty agreements issued by the Corporation in favor of Societe Europeenne de Produits Refractaires ("SEPR") on account of the indebtedness outstanding under that certain Limited Recourse Promissory Note, dated October 4, 2000, issued by Unifrax Holding Co. in favor of SEPR in the initial principal amount of TWENTY MILLION TWO HUNDRED THOUSAND U.S. DOLLARS ($20,200,000) (the amount so paid being hereinafter referred to as the "GUARANTY PAYMENT"), or
                    (b) the aggregate principal amount of that certain Subordinated Promissory Note, dated October 4, 2000, issued by the Corporation in favor of SEPR in the initial principal amount of EIGHT MILLION U.S. DOLLARS ($8,000,000) is increased to an amount in excess of EIGHT MILLION U.S. DOLLARS ($8,000,000) pursuant to the provisions of the first paragraph thereof (the "NOTE PAYMENT"), the Series A Liquidation Preference in respect of each share of Series A Preferred Stock shall, without further act or deed, be immediately and permanently reduced by a pro rata portion of the Guaranty Payment or the Note Payment, as the case may be.

                    (8) CONVERSION RIGHTS. The Series A Preferred Stock shall not be convertible.

                    (9) RANK. With regard to the rights to receive dividends and distributions upon liquidation, dissolution or winding up of the Corporation, the Series A Preferred Stock shall rank prior to the Common Stock and the Series B Preferred Stock.

                    (10) AMENDMENT. The Certificate of Incorporation of the Corporation shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred


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               Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class.

               (B) SERIES B PREFERRED STOCK.

                    (1) VOTING RIGHTS. Except as otherwise provided by
               applicable law, and subject to Section (A)(1) of this Article FOURTH, the voting power for the election of directors and for all other purposes shall be vested in the holders of the Series B Preferred Stock together with the holders of the Common Stock. The holders of the Series B Preferred Stock shall each have one vote per share. There shall be no cumulative voting.

                    (2) DIVIDENDS.

                         (a) After the payment to each holder of the Series A
                    Preferred Stock of the Series A Preferred Dividends, each holder of the Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors and from the assets of the Corporation available for the payment of dividends under applicable law, a semi-annual cumulative dividend (the "SERIES B PREFERRED DIVIDENDS") at the rate of 6% per annum on the amount of $1,500 (the "SERIES B PREFERRED LIQUIDATION VALUE") for each share of the Series B Preferred Stock held by such holder. The Series B Preferred Dividends, to the extent so declared by the Board of Directors, shall be payable in cash on June 30 of each year with respect to the six-month period ending on June 30 of such year and on December 31 of each year with respect to the six-month period ending on December 31 of such year (individually a "SIX-MONTH PERIOD" and collectively "SIX-MONTH PERIODS") to holders of record of the shares of the Series B Preferred Stock on the first day of June and December, respectively. The Series B Preferred Dividends shall accrue on each share of the Series B Preferred Stock from and including the date of the original issuance of such share (without regard to any transfer of such share on the stock records of the Corporation) to and including the date on which (i) such share is redeemed by the Corporation, whether pursuant to Section (B)(3) of this Article FOURTH or otherwise, (ii) such share is converted to Common Stock pursuant to Section (B)(5)


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                    of this Article FOURTH, or (iii) a distribution is made with respect to such share pursuant to Section (B)(4) of this Article FOURTH.

                         (b) Subject to Section (C)(2) of this Article FOURTH,
                    the Corporation shall incur no liability to any holder of the Series B Preferred Stock in connection with the failure of the Corporation to declare or pay any Series B Preferred Dividends.

                    (3) REDEMPTION.

                         (a) Subject to Section (A)(5) of this Article FOURTH,
                    the Corporation may redeem all, but not less than all, of the outstanding shares of Series B Preferred Stock. Notice of any redemption by the Corporation of Series B Preferred Stock specifying the time and place of redemption, the Series B Redemption Price and any conditions to be satisfied prior to such redemption shall be mailed by certified mail, return receipt requested, to each holder of record of shares of the Series B Preferred Stock, at the address for such holder shown on the Corporation's records, not more than sixty, and not less than seven, days prior to the date on which such redemption is to be effective. Upon mailing any such notice of redemption, the Corporation shall, subject to the satisfaction of all conditions set forth in such notice, become obligated to redeem at the time of redemption specified in such notice all outstanding shares of Series B Preferred Stock.

                         (b) The redemption price for each share of Series B
                    Preferred Stock to be redeemed pursuant to this Article FOURTH shall be equal to the Series B Preferred Liquidation Value of such share, plus an amount equal to all Series B Preferred Dividends that are unpaid on such share with respect to any prior Six-Month Period (the "SERIES B REDEMPTION PRICE").

                         (c) On or before the date set for the redemption of the
                    Series B Preferred Stock pursuant to this Article FOURTH, each holder of shares of the Series B Preferred Stock shall surrender all certificates for such shares to the Corporation at the then principal place of business of the Corporation and, upon doing so, shall be entitled to receive payment of the Series B Redemption Price. All certificates surrendered for redemption shall


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                    be duly endorsed, or shall be accompanied by separate stock transfer powers duly endorsed, for transfer to the Corporation.

                    (4) LIQUIDATION, DISSOLUTION OR WINDING UP.

                         (a) After the payment to the holders of the Series A
                    Preferred Stock of the Series A Liquidation Preference for each share plus an amount equal to all accrued and unpaid dividends thereon to the date of such payment, the holders of the Series B Preferred Stock shall be entitled, before any payment or other distribution is made to the holders of the Common Stock in connection with such liquidation, dissolution or winding up, to be paid from the assets of the Corporation legally available therefor, an amount in cash equal to the Series B Preferred Liquidation Value for each share of the Series B Preferred Stock, plus an amount equal to all Series B Preferred Dividends that are unpaid on such share with respect to any prior Six-Month Period as of the date of such payment.

                         (b) To the extent the assets of the Corporation legally
                    available for distribution in the event of a liquidation, dissolution or winding up of the Corporation are insufficient to pay in full the Series B Preferred Liquidation Value, plus an amount equal to all Series B Preferred Dividends that are unpaid with respect to any prior Six-Month Period as of the date of such payment, for all shares of the Series B Preferred Stock, the Corporation shall pay to the holders of the Series B Preferred Stock a pro rata amount of the Series B Preferred Liquidation Value.

                         (c) Neither the sale or other transfer of all or
                    substantially all of the assets of the Corporation to, nor the merger or consolidation of the Corporation into or with, any other entity shall not be deemed a liquidation, dissolution or winding up of the Corporation for the purposes of this Section (B)(4).

                    (5) CONVERSION RIGHTS.

                         (a) Subject to Section (B)(5)(c) of this Article
                    FOURTH, shares of the Series B Preferred Stock shall be convertible into fully paid and non-assessable shares of the Common Stock for each share of the Series B


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                    Preferred Stock. A holder of any shares of the Series B
                    Preferred Stock may convert such shares to shares of the Common Stock upon (i) giving notice in writing to the Board of Directors of the election to so convert and (ii) surrendering all certificates for such shares to the Board of Directors duly endorsed, or accompanied by separate stock powers duly endorsed, for transfer to the Corporation. If the Corporation redeems any shares of the Series B Preferred Stock, whether pursuant to this Article FOURTH or otherwise, such right of conversion shall terminate, as to the shares so redeemed, upon payment of the Series B Redemption Price. In the event of the liquidation, dissolution or winding up of the Corporation, such right of conversion shall terminate at the close of business on the tenth business day prior to the date set for the first distribution to the holders of the Series B Preferred Stock.

                         (b) Upon any conversion of shares of the Series B
                    Preferred Stock into shares of Common Stock pursuant to this Article FOURTH, a holder of the Series B Preferred Stock shall continue to be entitled to receive, when and as declared by the Board of Directors and from the assets of the Corporation available therefor, dividends that are unpaid as of the date of such conversion with respect to any prior Six-Month Period on the shares of the Series B Preferred Stock so converted; PROVIDED, HOWEVER, that no other payment shall be made in connection with such conversion.

                         (c) The number of shares of Common Stock into which
                    each share of the Series B Preferred Stock is convertible pursuant to Section (B)(5)(a) of this Article FOURTH shall be subject to adjustment from time to time as follows:

                              (i) If the Corporation shall (A) declare a
                         dividend on the Common Stock payable in shares of the Common Stock, (B) subdivide the outstanding shares of the Common Stock, (C) combine the outstanding shares of the Common Stock into a smaller number of shares, or
                         (D) issue by reclassification of the Common Stock any shares of the Corporation, each holder of the Series B Preferred Stock shall thereafter be entitled upon a conversion pursuant to this Section (B)(5) to receive for each share of the


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                         Series B Preferred Stock the number of shares of the
                         Common Stock of the Corporation that he, she or it would have owned or been entitled to receive after the occurrence or any event described in clauses (A) (B),
                         (C) and (D) of this sentence had such share been converted immediately prior to the occurrence of such event. Such adjustment shall become effective immediately after the close of business on the record date for such dividend or the date upon which any subdivision, combination or reclassification shall become effective.

                              (ii) If the Corporation shall (A) merge or
                         consolidate into or with another entity or (B) sell or otherwise transfer all or substantially all of its assets, each share of the Series B Preferred Stock then outstanding shall thereafter be convertible pursuant to this Section (B)(5) into the kind and amount of securities, cash and other assets received by a holder of the number of shares of Common Stock into which such share could have been converted immediately prior to the occurrence of any event described in clauses (A) and (B) of this sentence, and shall have no other conversion rights.

                              (iii) Whenever any adjustment is required in the
                         share of Common Stock into which each share of the Series B Preferred Stock is convertible pursuant to Sections (B)(5)(c)(i) and (B)(5)(c)(ii) of this Article FOURTH, the Corporation shall maintain, at its principal place of business, a statement describing in reasonable detail such adjustment and the method of calculation used in calculating such adjustment.

                              (iv) The Corporation shall at all times reserve
                         and keep available out of the authorized but unissued shares of the Common Stock the full number of shares of the Common Stock into which all shares of the Series B Preferred Stock from time to time outstanding are convertible pursuant to this Section (B)(5). Notwithstanding the immediately preceding sentence, shares of the Common Stock held in the treasury of the Corporation may, in the discretion of the Corporation, be reissued in connection with any such conversion of shares of the Series B Preferred Stock pursuant to this Section (B
                         (5).

                              (v) Shares of the Series B Preferred Stock
                         converted into Common Stock shall have the status of authorized but unissued sharers of Series B Preferred Stock and such shares may be reissued by the Corporation as shares of Series B Preferred Stock.

               (C) COMMON STOCK.

                    (1) VOTING RIGHTS. Except as otherwise provided by
               applicable law, the voting power for the election of directors and for all other purposes shall be vested in the holders of the Common Stock together with the Series B Preferred Stock. The holders of the Common Stock shall have one vote per share. There shall be no cumulative voting.

                    (2) DIVIDENDS. If the Series A Preferred Dividends and
               Series B Preferred Dividends (collectively, the "PREFERRED DIVIDENDS") are not in arrears, the Board of Directors may, but shall not be required to, declare and pay dividends on the Common Stock, such dividends to be payable in an equal amount per share of Common Stock from the assets of the Corporation available for the payment of dividends under applicable law; PROVIDED, HOWEVER, that no such dividends shall be declared and paid on the Common Stock of the Corporation unless all Preferred Dividends shall have been paid on each share of the Preferred Stock.

                    (3) LIQUIDATION, DISSOLUTION OR WINDING UP.

                         (a) After the payment to the holders of the Series A
                    Preferred Stock of the Series A Liquidation Preference for each share plus an amount equal to all accrued and unpaid dividends thereon to the date of such payment, and the payment to the holders of Series B Preferred Stock of the Series B Preferred Liquidation Value plus an amount equal to all accrued and unpaid dividends thereon to the date of such payment, the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock, to receive, equally on a share-for-share basis, all of the remaining assets of the Corporation available for distribution to its stockholders.

                         (b) Neither the sale or other transfer of all or
                    substantially all of the assets of the Corporation to, nor the merger or consolidation of the Corporation into or with, any other entity shall be deemed a liquidation, dissolution or winding up of the Corporation for the purposes of this Section (C)(3).

                    3. Pursuant to sec. 242(b)(1) of the Delaware General
               Corporation Law, the Board of Directors of the Corporation duly adopted a resolution setting forth the amendment to the Certificate of Incorporation being adopted in this Certificate, declaring its advisability and calling a special meeting of the stockholders of the Corporation entitled to vote in respect thereof for the consideration of such amendment. Such amendment has been duly adopted by the unanimous written consent of the stockholders of the Corporation in accordance with Sections 228 and 242(b) of the Delaware General Corporation Law.


                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]


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

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by William P. Kelly, its President, and Mark D. Roos, its Secretary, on the 4th day of October, 2000.


                                        UNIFRAX CORPORATION

                                        By: /s/ William P. Kelly
                                            ------------------------------------
                                            Name: William P. Kelly
                                            Title: President and CEO


Attest:

By: /s/ Mark D. Roos
    ------------------------------------
    Name: Mark D. Roos
    Title: Vice President, CFO and Secretary


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